                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------


                                   FORM 8-K/A



                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                             -----------------------

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 18, 1996

                         COMMISSION FILE NUMBER 0-19207



                             QUARTERDECK CORPORATION

             (Exact name of Registrant as specified in its charter)

                DELAWARE                                 95-4320650
     (State or other jurisdiction of                  (I.R.S. Employer
      incorporation or organization)                 Identification No.)


              13160 MINDANAO WAY, MARINA DEL REY, CALIFORNIA 90292
               (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (310) 309-3700

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS


         On July 18, 1996, Quarterdeck Corporation (the "Company") consummated the acquisition of Vertisoft Systems, Inc. ("Vertisoft"), pursuant to the terms of the Agreement and Plan of Reorganization, dated as of July 15, 1996. Vertisoft is a developer and publisher of innovative utilities software and a leading direct mail marketer. Vertisoft markets its utilities software products through major retailers and direct mail in the United States and Canada. The acquisition is being treated as an "immaterial pooling of interests" for accounting purposes.

          Pursuant to the Reorganization Agreement, the Shareholders received an aggregate of 3,500,000 shares (the "Shares") of common stock. Pursuant to the terms of the Reorganization Agreement and the Escrow Agreement, dated as of July 18, 1996, by and among the Company, American Stock Transfer and Trust Company, as Escrow Agent, Acquisition Sub and the Shareholders, 349,999 of the Shares were placed in escrow to satisfy potential indemnification obligations of the Shareholders under the Reorganization Agreement. The Shareholders entered into a Registration Rights Agreement, dated as of July 18, 1996, pursuant to which the Shareholders are entitled to certain registration rights with respect to the Shares. Pursuant to the Registration Rights Agreement the Company filed a registration statement on Form S-3 on August 14, 1996 with the Securities and Exchange Commission in order to register the resale of the Shares, and once such registration statement is declared effective, the Company has agreed to keep such registration statement effective through July 18, 1997, subject to extension under certain circumstances.

           On August 14, 1996, Quarterdeck Corporation (the "Company") consummated the acquisition of the remaining shares of Limbex Corporation ("Limbex"), pursuant to the terms of an Agreement and Plan of Reorganization, dated as of August 13, 1996 (the "Reorganization Agreement"), by and among the Company, Limbex, and the shareholders of Limbex (the "Shareholders"). Prior to such acquisition, Quarterdeck owned approximately 20% of the outstanding capital stock of Limbex. Limbex is the developer of the WebCompass product line. The acquisition of Limbex was accomplished by way of a merger (the "Merger") of a wholly-owned subsidiary of the Company with and into Limbex and as a result of the Merger Limbex became a wholly-owned subsidiary of the Company. In connection with the Merger, all of the outstanding shares of common stock of Limbex were converted into 1,309,890 shares of common stock of the Company (all of which is expected to be issued in the quarter ending September 30, 1996) and approximately $150,000 (which is expected to be paid in January of 1997.) In addition, the outstanding shares of preferred stock of Limbex were converted into the right to receive $3,599,753 from the Company on August 14, 1997 (the "Preferred Consideration Date"), which may be paid, at the Company's option, in cash, a number of shares of common stock of the Company equal to $3,599,753 divided by the average closing sales price of common stock of the Company for the period of five trading days ending on the trading day two trading days prior to the Preferred Consideration Date, or a combination of cash and shares of the Company's common stock. The Company also assumed vested options to purchase 102,991 of the shares of the Company's common stock.


           Pursuant to the terms of the Reorganization Agreement and the Escrow Agreement, dated as of August 13, 1996, by and among the Company, American Stock Transfer and Trust Company, as Escrow Agent, and certain of the Shareholders, a portion of the consideration will be placed in escrow to satisfy potential indemnification obligations of certain of the Shareholders under the Reorganization Agreement. In connection with the Merger, the Company and the Shareholders entered into a Registration Rights Agreement, dated as of August 13, 1996, pursuant to which the Shareholders are entitled to certain registration rights with respect to the shares of the Company's common stock to be issued in the Merger.

ITEM 5.  OTHER EVENTS

Current legal proceeding:

         On or about September 3, 1996, a class action lawsuit, Merjorie Williams, et al. v. Quarterdeck Corporation, was filed in the Circuit Court of the Eight Judicial Circuit, Alachua County, Florida (Case No. 96-3041), by Merjorie Williams and Penelope Claire Satterwhite on behalf of all licenses of MagnaRam 2 (a Quarterdeck product) residing in the United States. The complaint alleges that MagnaRam 2 fails to significantly increase Random Access Memory or otherwise help Windows 95 and Windows 3.x users. Plaintiffs assert the following causes of action: breach of express contract; breach of implied contract; breach of express warranties; breach of implied warranty of merchantability; breach of implied warranty of fitness for particular purpose; fraudulent misrepresentation; negligence; and gross negligence. Plaintiffs seek compensatory damages in an unspecified amount, injunctive relief, and attorney fees and costs.

        Quarterdeck intends to vigorously defend the lawsuit.

ITEM 7.  FINANCIAL STATEMENTS
                             QUARTERDECK CORPORATION

                                      INDEX

                                                                                               PAGE NO.
                                                                                               --------
(a) I    Financial statements of Vertisoft Systems, Inc.

         Consent of Independent Certified Public Accountants......................................5

         Independent Auditors' Report as of January 31, 1996......................................6

         Balance Sheet as of January 31, 1996 ....................................................7

         Statement of Operations for the year ended January 31, 1996 .............................8

         Statements of Shareholders' Equity for the year ended January 31, 1996...................9

         Statements of Cash Flows for the year ended January 31, 1996.............................10

         Notes to Financial Statements - January 31, 1996 ........................................11

         Unaudited Balance Sheet as of May 31, 1996...............................................14

         Unaudited Statements of Operations for the four months
          ended May 31, 1996 and 1995 ............................................................15

         Unaudited Statements of Cash Flows for the four months ended
         May 31, 1996 and 1995 ...................................................................16

         Unaudited Notes to Financial Statements - May 31, 1996 ..................................17

(a) II   Financial statements of Limbex Corporation.

         Consent of Independent Certified Public Accountants......................................19

         Independent Auditors' Report as of March 31, 1996........................................20

         Balance Sheet as of March 31, 1996.......................................................21

         Statement of Operations for the period from May 5, 1995 (Inception)
          through March 31, 1996..................................................................22

         Statement of Shareholders' Equity for the period from May 5, 1995 (Inception)
          through March 31, 1996..................................................................23

         Statement of Cash Flows for the period from May 5, 1995 (Inception)
          through March 31, 1996..................................................................24

         Notes to Financial Statements - March 31, 1996...........................................25

         Unaudited Balance Sheet as of  June 30, 1996.............................................29

         Unaudited Statements of  Operations for the three months
          ended June 30, 1996 and 1995 ...........................................................30

         Unaudited Statements of Cash Flows for the three months ended
         June 30, 1996 and 1995...................................................................31

         Unaudited Notes to Financial Statements - June 30,  1996 and 1995........................32

(b)      Unaudited Pro Forma Financial Information.

         Basis of Presentation....................................................................35

         Unaudited Pro Forma Condensed Combining Balance Sheet as of
         June 30, 1996........................................................................36, 37

         Unaudited Pro Forma Condensed Combining Statements of Operations
         for the nine month period ended June 30, 1996........................................38, 39

         Notes to Unaudited Pro Forma Condensed Combining Financial Statements June 30, 1996......40

         The accompanying unaudited pro forma condensed combining financial statements of Quarterdeck Corporation, Vertisoft, and Limbex give retroactive effect to the acquisitions. The Vertisoft acquisition is being accounted for as an immaterial pooling of interests and accordingly, the unaudited pro forma condensed combining balance sheet and statement of operations are presented as if the combining companies had been combined as of October 1, 1995.

         The Limbex acquisition is being accounted for as a purchase and accordingly, the unaudited pro forma condensed combining balance sheet is presented as if the purchase had occurred on June 30, 1996; the unaudited pro forma condensed combining statement of operations for the nine months ended June 30, 1996 is presented as if the purchase had occurred on October 1, 1995.

         The unaudited pro forma condensed combining financial statements that reflect the Vertisoft acquisition will become the historical financial statements of Quarterdeck Corporation. The unaudited pro forma condensed combining financial statements that reflect the Limbex acquisition are supplied only to give the reader an understanding of how the combined Company may have performed if the purchase occurred on October 1, 1995. These statements will not become the historical financial statements of Quarterdeck Corporation.

         These unaudited pro forma condensed combining financial statements may not be indicative of the results that actually may be obtained in the future. The unaudited pro forma condensed combining financial statements, including the notes thereto, should be read in conjunction with the historical consolidated financial statements of Quarterdeck
         Corporation, Vertisoft and Limbex.

SIGNATURES........................................................................................42

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Vertisoft Systems, Inc.:

We consent to the incorporation by reference in the registration statements (No. 33-96064 and No. 333-4606) on Form S-3, the registration statement (No. 333-03723) on Form S-4 and the Registration statements (No. 333-01766 and No. 333-4602) on Form S-8 of Quarterdeck Corporation of our report dated September 13, 1996, with respect to the consolidated balance sheet of Vertisoft Systems, Inc. as of January 31, 1996, and the related statements of operations, shareholders' equity, and cash flows for the year then ended, which report appears in the Form 8-K/A of Quarterdeck Corporation dated September 27, 1996.


\s\KPMG Peat Marwick LLP
------------------------
Los Angeles, California
September 25, 1996

                          Independent Auditors' Report


The Board of Directors
Vertisoft Systems, Inc.:


We have audited the accompanying balance sheet of Vertisoft Systems, Inc. as of January 31, 1996, and the related statements of operations, shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with general accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vertisoft Systems, Inc. as of January 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.





\s\KPMG Peat Marwick LLP
------------------------
Los Angeles, California
September 13, 1996

                             VERTISOFT SYSTEMS, INC.
                                  BALANCE SHEET
                                JANUARY 31, 1996


                                     ASSETS

Current assets:
                    Cash and cash equivalents                                  $3,383,525
                    Trade accounts receivable, net                                620,056
                    Inventories                                                    63,082
                    Prepaid expenses                                               11,658
                    Deferred income taxes (Note 3)                                975,200
                                                                               ----------

                             Total current assets                               5,053,521

                    Equipment, at cost,
                       less accumulated depreciation of $103,487                   86,036
                    Loans to affiliates (Note 4)                                  204,794
                                                                               ----------

                                 Total Assets                                  $5,344,351
                                                                               ==========




                                    LIABILITIES AND SHAREHOLDERS' EQUITY

              Current liabilities:
                    Accounts payable                                           $  779,924
                    Accrued marketing development funds                           900,289
                    Due to related parties (Note 4)                               535,753
                    Accrued liabilities                                           695,079
                    Income taxes payable (Note 3)                               1,213,192
                                                                               ----------

                             Total current liabilities                          4,124,237

              Commitments and contingencies (Note 2)

              Shareholders' equity:
                    Common stock - no par value, 1,000,000 authorized
                         shares;  86,300 shares issued and outstanding             43,500
                    Retained earnings                                           1,176,614
                                                                               ----------

                             Total shareholders' equity                         1,220,114
                                                                               ----------

                             Total liabilities and shareholders' equity        $5,344,351
                                                                               ==========





   The accompanying notes are an integral part of these financial statements.

                             VERTISOFT SYSTEMS, INC.
                             STATEMENT OF OPERATIONS
                       FOR THE YEAR ENDED JANUARY 31, 1996



Net revenues                              $16,977,455

Cost of revenues                            4,597,389
                                          -----------

Gross profit                               12,380,066

Operating expenses:

         Research and development              54,410
         Sales and marketing                8,259,745
         General and administrative         3,242,484
                                          -----------

Total operating expenses                   11,556,639
                                          -----------

Operating income                              823,427

Interest income, net                          132,531
                                          -----------

Income before income taxes                    955,958

Provision  for income taxes                   387,884
                                          -----------

Net  income                               $   568,074
                                          ===========


    The accompanying notes are an integral part of these financial statements

                             VERTISOFT SYSTEMS, INC.
                        STATEMENT OF SHAREHOLDERS' EQUITY
                      FOR THE YEAR ENDED JANUARY, 31, 1996




-------------------------------------------------------------------------------------------------------
                                                                                             Total
                                          Common Stock                    Retained       Shareholders'
                              -------------------------------------
                                    Shares             Amount             Earnings           Equity
                              ------------------------------------- -----------------------------------


Balance,  January 31, 1995                 86,300          $43,500          $608,540           $652,040

Net income                                     --               --           568,074            568,074

                             --------------------------------------------------------------------------
Balance,  January 31, 1996                 86,300          $43,500        $1,176,614         $1,220,114
                             ==========================================================================



    The accompanying notes are an integral part of these financial statements

                             VERTISOFT SYSTEMS, INC.
                             STATEMENT OF CASH FLOWS
                       FOR THE YEAR ENDED JANUARY 31, 1996




Cash flows from operating activities:

      Net income                                                                    $   568,074
                                                                                    -----------
      Adjustments to reconcile net loss to net
         cash provided by operating activities:
         Depreciation of equipment                                                       37,743
      Changes in assets and liabilities:
               Trade accounts receivable                                                605,269
               Inventories                                                              (63,082)
               Deferred income taxes                                                   (347,126)
               Prepaid expenses                                                         (11,658)
               Other assets                                                              75,000
               Accounts payable                                                         547,976
               Accrued marketing development funds                                      762,060
               Due to related parties                                                   340,966
               Accrued liabilities                                                      360,165
               Income taxes payable                                                     605,125
                                                                                    -----------

                  Net cash provided by operating  activities                          3,480,512
                                                                                    -----------

Cash flows from investing activity - Purchases of equipment                             (82,713)
                                                                                    -----------

Cash flows from financing activity: - Loans to affiliates                              (204,794)
                                                                                    -----------

                  Net increase in cash and cash equivalents                           3,193,005

                  Cash and cash equivalents at beginning of period                      190,520
                                                                                    -----------
                  Cash and cash equivalents at end of period                        $ 3,383,525
                                                                                    ===========

Supplemental disclosure of cash flow information:
      Cash paid during the period for:
         Interest                                                                   $      --
         Income taxes                                                               $   129,000






   The accompanying notes are an integral part of these financial statements.

                             VERTISOFT SYSTEMS, INC.
                                JANUARY 31, 1996
                          NOTES TO FINANCIAL STATEMENTS


NOTE  1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Vertisoft Systems, Inc. ("the Company") was incorporated as a California corporation on February 1, 1989 and adopted a fiscal year end of January 31. The Company derives revenue from the sale of computer software.

CASH AND CASH EQUIVALENTS

The Company considers investments with original maturities of three months or less to be cash equivalents.

EQUIPMENT

Equipment is carried at cost. Depreciation of equipment is provided by the straight-line method over the useful lives of the related assets, estimated to be 5 to 7 years.

REVENUE RECOGNITION

Revenue from the sale of software products is recognized upon shipment, where collection of the resulting receivable is probable and there are no significant obligations remaining. The estimated cost to fulfill technical support obligations to end users arising from the sale of software is accrued upon shipment. Certain limited rights of return and exchange from customers exists as defined by the Company's general distributor and reseller agreements. The Company establishes allowances for estimated product returns and price protections as a reserve against revenues. The reserve activity for the year is approximately as follows:

                                             Balance at       Additions                        Balance at
                                             Beginning         Charged                           End of
  January 31,              Item             of the Year      to Expenses      Deductions        the Year
  -----------              ----             -----------      -----------      ----------        --------

1996            Reserve for returns and
                price protection              $ 49,000        $1,861,000         $232,000      $1,678,000

INVENTORY

Inventory, consisting primarily of product packaging, documentation and media, is stated at lower of cost or market (net realizable value). Cost is determined by the first-in, first-out method.

INCOME TAX

The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes" ("FAS 109").

USE OF ESTIMATES

Company management has made a number of estimates and assumptions relating to the reporting of assets and liabilities in conformity with generally accepted accounting principles. Actual results could differ from these estimates.

NOTE 2.  COMMITMENTS AND CONTINGENCIES

The Company is a defendant in various pending claims and lawsuits. Management believes that the disposition of such matters will not have a material impact on the Company's financial statements.

The Company leases facilities under operating leases that expire through 1997. Rental expense for the year ended 1996 amounted to $73,000. The minimum annual rental payments under the leases are as follows:

Year ending January 31, 1997       $47,000
Year ending January 31, 1998        19,000
                                   -------

                                   $66,000
                                   =======

NOTE 3.  INCOME TAXES

The income tax provision for the year ended January 31, 1996 was:

                      Current         Deferred           Total
                      -------         --------           -----
       Federal       $ 570,010        $(269,100)       $ 300,910

       State           165,000          (78,026)          86,974
                     ---------        ---------        ---------

                     $ 735,010        $(347,126)       $ 387,884
                     =========        =========        =========

FAS 109 requires the use of the liability method of accounting for deferred income taxes. The deferred income tax asset at January 31, 1996 amounted to $975,200. The deferred tax asset consisted of the tax effect of future reversal of temporary differences, resulting primarily from reserves and deferred compensation. Recognition of the deferred tax asset is dependent on a number of factors, including the timing of reversal of the temporary differences and an assessment of the future realizability of the deferred tax asset.

The actual income tax benefit differs from the "expected" income tax expense computed by applying the effective Federal income tax rate of 34% to income before taxes as follows:

                Expected income tax expense                                 $325,026
                State income taxes, net of Federal income tax benefit         57,403
                Other                                                          5,455
                                                                            --------

                    Income tax expense                                      $387,884
                                                                            ========

       Deferred tax assets are comprised of the following:

                Reserves                                                    $769,300
                Deferred compensation                                        205,900
                                                                            --------

                       Gross deferred tax assets                             975,200

                Valuation allowance                                             --
                                                                            --------

       Total net deferred tax asset                                         $975,200
                                                                            ========

In assessing the realizability of deferred tax assets, management considers whether or not it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets may be dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible or on the generation of future losses which may be carried back to prior periods. Management believes that it is more likely than not that the entire deferred tax asset will be realized based on future projection of future taxable income and loss, as well as available tax planning strategies.

The Internal Revenue Service (IRS) has conducted a field audit of the company's federal income tax returns for the years 1994 and 1995 and has proposed various adjustments to increase taxable income. The major proposed adjustments to income are a result of the IRS imposing a change in accounting method from cash to accrual in one fiscal year which would result in an acceleration of tax liability. If the Company had made this change in method on their own initiative, they would have been able to apply this change over a four year period The Company is attempting to finalize the field auditor's analysis and determine the best course of action. The Company believes that it has meritorious defenses to its position with respect to the claims. Management has analyzed all of these matters and has provided for amounts which it believes are adequate.

NOTE 4.  RELATED PARTY TRANSACTIONS

In December 1995, the majority shareholder of the Company incorporated Vertisoft Direct, Inc. and Vertisoft, Inc. and is the owner of 100% of the common stock of these entities. These entities received loans from the Company. At January 31, 1996, loans to these entities were $102,397 each.

The majority shareholder earns a commission of 5% of gross sales collected. Commission expense for the year was $832,000. There is an accrued liability to the majority shareholder for commissions earned but not paid at year-end in the amount of $514,753.

The Company paid $100,000 to a disk duplication company owned by the brother of one of the minority shareholders of the Company. Amount payable to the related company at year-end is $21,000.

NOTE 5.  SUBSEQUENT EVENTS

The Company executed an Agreement and Plan of Reorganization on July 18, 1996. The Agreement states that (i) Vertisoft Direct, Inc. will be merged with and into the Company, (ii) immediately thereafter, VSI Acquisition Corporation, a wholly-owned subsidiary of Quarterdeck Corporation (Quarterdeck), will be merged with and into the Company in accordance with the terms of the Agreement and Plan of Reorganization. As a result of these transactions, all of the outstanding shares of common stock of the Company will be exchanged for shares of common stock of Quarterdeck. Accordingly, Quarterdeck will own 100% of the Company.

                             VERTISOFT SYSTEMS, INC.
                       UNAUDITED CONDENSED BALANCE SHEETS
                             (AMOUNTS IN THOUSANDS)

                                     ASSETS


                                                                        MAY 31,     JANUARY 31,
                                                                         1996         1996
                                                                        ------       ------
       Current assets:
             Cash and short-term investments                            $3,806       $3,384
             Trade accounts receivable                                      25          620
             Inventory                                                     111           63
             Other current assets                                           12           12
             Deferred taxes                                                879          975
                                                                        ------       ------

                      Total current assets                               4,833        5,054

             Equipment, net of accumulated depreciation                     71           86
             Loan to affiliates                                            102          204
                                                                        ------       ------

                                                                        $5,006       $5,344
                                                                        ======       ======

                             LIABILITIES AND SHAREHOLDERS' EQUITY

       Current liabilities:
             Accounts payable                                           $1,658       $  780
             Accrued marketing development funds                           671          900
             Due to related parties                                        532          535
             Accrued liabilities                                         1,156          695
             Income taxes payable                                          577        1,213
                                                                        ------       ------

                      Total current liabilities                          4,594        4,123

       Shareholders' equity:
             Common stock - no par value, 1,000,000 authorized
                  shares; 86,300 shares issued and outstanding              44           44
             Additional paid-in-capital
             Retained earnings                                             368        1,177
                                                                        ------       ------

                      Total shareholders' equity                           412        1,221
                                                                        ------       ------

                      Total liabilities and shareholders' equity        $5,006       $5,344
                                                                        ======       ======

  The accompanying notes are an integral part of these consolidated unaudited condensed financial statements.

                             VERTISOFT SYSTEMS, INC.
                  UNAUDITED CONDENSED STATEMENTS OF OPERATIONS
                        FOR THE FOUR MONTH PERIODS ENDED
                             (Amounts in thousands)


                                                  MAY 31,        MAY 31,
                                                   1996           1995
                                                  -------        -------


       Net revenues                               $ 3,109        $ 7,128
       Cost of revenues                             1,230          1,774
                                                  -------        -------

                     Gross margin                   1,879          5,354

       Operating expenses:
                Research and development               10             11
                Sales and marketing                 2,024          3,435
                General and administrative          1,204          1,054
                                                  -------        -------

                Total operating expenses            3,238          4,500
                                                  -------        -------

       Operating income (loss)                     (1,359)           854
       Interest income, net                            10             48
                                                  -------        -------

       Income (loss) before income taxes           (1,349)           902
       Provision (benefit) for income taxes          (540)           345
                                                  -------        -------

       Net income (loss)                          $  (809)       $   557
                                                  =======        =======


  The accompanying notes are an integral part of these consolidated unaudited condensed financial statements

                             VERTISOFT SYSTEMS, INC.
                  UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS
                        FOR THE FOUR MONTH PERIODS ENDED
                             (Amounts in thousands)


                                                                                            MAY 31,       MAY 31,
                                                                                            1996           1995
                                                                                           -------        -------

       Cash flows from operating activities:

             Net income (loss)                                                             $  (809)       $   557
                                                                                           -------        -------
             Adjustments to reconcile net loss to net
                cash (used) provided by operating activities:
                Depreciation of equipment                                                       18             12

             Changes in assets and liabilities:
                      Trade accounts receivable                                                595            764
                      Inventory                                                                (48)           (50)
                      Deferred taxes                                                            96           --
                      Other current assets                                                    --               75
                      Accounts payable                                                         878          2,024
                      Accrued marketing development funds                                     (229)           243
                      Due to related parties                                                    (3)           347
                      Accrued liabilities                                                      461           (176)
                      Income taxes payable                                                    (636)           345
                                                                                           -------        -------

                         Net cash provided by operating  activities                            323          4,141
                                                                                           -------        -------

       Cash flows from investing activities:

                Capital expenditures                                                            (3)           (29)
                Repayment of loan to affilliate                                                102           --
                                                                                           -------        -------
                         Net cash provided (used) by investing activities                       99            (29)
                                                                                           -------        -------

       Cash flows from financing activities:  (none)

                         Net increase (decrease) in cash and cash equivalents                  422          4,112
                         Cash and cash equivalents at beginning of period                    3,384            191
                                                                                           -------        -------
                         Cash and cash equivalents at end of period                        $ 3,806        $ 4,302
                                                                                           =======        =======

       Supplemental disclosure of cash flow information:
             Cash paid during the period for:
                Interest                                                                   $  --          $  --
                Income tax                                                                 $  --          $  --





  The accompanying notes are an integral part of these consolidated unaudited condensed financial statements.

                             VERTISOFT SYSTEMS, INC.
                     UNAUDITED NOTES TO FINANCIAL STATEMENTS
                              MAY 31, 1996 AND 1995


NOTE  1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Vertisoft Systems, Inc. ("the Company") was incorporated as a California corporation on February 1, 1989 and adopted a fiscal year end of January 31. The Company derives revenue from the sale of computer software.

CASH AND CASH EQUIVALENTS

The Company considers investments with original maturities of three months or less to be cash equivalents.

EQUIPMENT

Equipment is carried at cost. Depreciation of equipment is provided by the straight-line method over the useful lives of the related assets, estimated to be 5 to 7 years.

REVENUE RECOGNITION

Revenue from the sale of software products is recognized upon shipment, where collection of the resulting receivable is probable and there are no significant obligations remaining. The estimated cost to fulfill technical support obligations to end users arising from the sale of software is accrued upon shipment. Certain limited rights of return and exchange from customers exists as defined by the Company's general distributor and reseller agreements. The Company establishes allowances for estimated product returns and price protections as a reserve against revenues.

INVENTORY

Inventory, consisting primarily of product packaging, documentation and media, is stated at lower of cost or market (net realizable value). Cost is determined by the first-in, first-out method.

INCOME TAX

The Company accounts for income taxes in accordance with Financial Accounting Standards Board Statement No. 109 "Accounting for Income Taxes" ("FAS 109").

USE OF ESTIMATES

Company management has made a number of estimates and assumptions relating to the reporting of assets and liabilities in conformity with generally accepted accounting principles. Actual results could differ from these estimates.


NOTE 2.  RELATED PARTY TRANSACTIONS

In December 1995, the majority shareholder of the Company incorporated Vertisoft Direct, Inc. and Vertisoft, Inc. and is the owner of 100% of the common stock of these entities. These entities received loans from the Company. During the four months ended May 31, 1996, the loan to Vertisoft, Inc. was repaid to the Company. At May 31, 1996, the loan to Vertisoft Direct totalled $102,397.

The majority shareholder earns commissions of 5% of gross sales collected. There is an accrued liability to the majority shareholder for commissions earned but not paid of $532,000 at May 31, 1996.

NOTE 3.  SUBSEQUENT EVENT

The Company and Quarterdeck Corporation executed an Agreement and Plan of Reorganization on July 18, 1996. The Agreement states that (i) Vertisoft Direct, Inc. will be merged with and into the Company, (ii) immediately thereafter, VSI Acquisition Corporation, a wholly-owned subsidiary of Quarterdeck Corporation (Quarterdeck), will be merged with and into the Company in accordance with the terms of the Agreement and Plan of Reorganization. As a result of these transactions, all of the outstanding shares of common stock of the Company will be exchanged for shares of common stock of Quarterdeck. Accordingly, Quarterdeck will own 100% of the Company.

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Limbex Corporation:

We consent to the incorporation by reference in the registration statements (No. 33-96064 and No. 333-4606) on Form S-3, the registration statement (No. 333-03723) on Form S-4 and the Registration statements (No. 333-01766 and No. 333-4602) on Form S-8 of Quarterdeck Corporation of our report dated August 16, 1996, with respect to the consolidated balance sheet of Limbex Corporation as of March 31, 1996, and the related statements of operations, shareholders' equity, and cash flows for the period from May 5, 1995 (inception) through March 31, 1996, which report appears in the Form 8-K/A of Quarterdeck Corporation dated September 27, 1996.


\s\KPMG Peat Marwick LLP
------------------------
Los Angeles, California
September 25, 1996

                          Independent Auditors' Report


The Board of Directors
Limbex Corporation:


We have audited the accompanying balance sheet of Limbex Corporation as of March 31, 1996, and the related statements of operations, shareholders' equity, and cash flows for the period from May 5, 1995 (inception) through March 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with general accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Limbex Corporation as of March 31, 1996, and the results of its operations and its cash flows for the period from May 5, 1995 (inception) through March 31, 1996 in conformity with generally accepted accounting principles.





\s\KPMG Peat Marwick LLP
------------------------
Los Angeles, California
August 16, 1996

                               LIMBEX CORPORATION
                                  BALANCE SHEET
                                 MARCH 31, 1996



                                     ASSETS


Current assets:

             Cash and cash equivalents                                                       $   387,749
             Employee receivable                                                                   4,000
                                                                                             -----------

                      Total current assets                                                       391,749

       Equipment, at cost,  less accumulated depreciation of $ 11,666                             47,866
       License, net  (Note 2)                                                                    519,334
                                                                                             -----------

                         Total assets                                                        $   958,949
                                                                                             ===========



                             LIABILITIES AND SHAREHOLDERS' EQUITY

       Current liabilities:

             Accounts payable                                                                $    13,199
             Accrued liabilities                                                                  93,164
             Deferred revenue                                                                     45,500
                                                                                             -----------

                      Total current liabilities                                                  151,863

       Shareholders' equity (Note 3):

             Series A preferred stock - $0.00001 par value, 800,000 shares authorized,
                   issued and outstanding  ($800,000 liquidation preference)                           8
             Series B preferred stock  - $0.00001 par value, 884,422 shares authorized,
                   issued and outstanding                                                              9
             Common stock - $0.00001 par value, 10,000,000 shares authorized;
                   2,335,678 shares issued and outstanding                                            23
             Additional paid-in-capital                                                        1,044,960
             Accumulated deficit                                                                (237,914)
                                                                                             -----------

                      Net shareholders' equity                                                   807,086
                                                                                             -----------
                      Total liabilities and shareholders' equity                             $   958,949
                                                                                             ===========


   The accompanying notes are an integral part of these financial statements.

                               LIMBEX CORPORATION
                             STATEMENT OF OPERATIONS
                   FOR THE PERIOD FROM MAY 5, 1995 (INCEPTION)
                             THROUGH MARCH 31, 1996



       Revenues                                  $ 1,088,174
                                                 -----------


       Costs and Expenses:

                Research and development             719,470

                Sales and marketing                   50,864

                General and administrative           567,934
                                                 -----------

       Total Costs and Expenses                    1,338,268
                                                 -----------

       Operating  loss                              (250,094)


       Interest income, net                           12,180
                                                 -----------

       Net  loss                                 $  (237,914)
                                                 ===========



    The accompanying notes are an integral part of these financial statements

                               LIMBEX CORPORATION
                        STATEMENT OF SHAREHOLDERS' EQUITY
       FOR THE PERIOD FROM MAY 5, 1995 (INCEPTION) THROUGH MARCH 31, 1996

------------------------------------------------------------------------------------------------------------------------------------
                                                                                          Additional                      Total
                                         Preferred Stock            Common Stock           Paid-In      Accumulated   Shareholders'
                                      ----------------------- --------------------------
                                        Shares      Amount      Shares       Amount        Capital        Deficit        Equity
                                      ----------------------- -------------------------- -------------------------------------------

Balance, May 5, 1995  (Inception)               -        $ -            -           $ -    $        -    $       -        $       -

Issuance of Series A Preferred Stock      800,000          8            -             -       799,992            -          800,000
(Note 3)

Issuance of Series B Preferred Stock      884,422          9            -             -       219,991            -          220,000
(Note 3)

Issuance of Common Stock (Note 3)               -          -    2,335,678            23        24,977            -           25,000

Net loss                                        -          -            -             -             -     (237,914)        (237,914)

                                      ----------------------------------------------------------------------------------------------
Balance, March 31, 1996                 1,684,422        $17    2,335,678           $23    $1,044,960    $(237,914)       $ 807,086
                                      ==============================================================================================


  The accompanying notes are an integral part of these consolidated unaudited condensed financial statements

                               LIMBEX CORPORATION
                             STATEMENT OF CASH FLOWS
                   FOR THE PERIOD FROM MAY 5, 1995 (INCEPTION)
                             THROUGH MARCH 31, 1996



       Cash flows from operating activities:

             Net loss                                                                      $(237,914)

             Adjustments to reconcile net loss to net cash provided by operating activities:
                Depreciation of equipment                                                     11,666
                Amortization of capitalized license agreement                                300,666

             Change in assets and liabilities:
                      Employee receivable                                                     (4,000)
                      Accounts payable                                                        13,199
                      Accrued liabilities                                                     93,164
                      Deferred revenue                                                        45,500
                                                                                           ---------

                         Net cash provided by operating  activities                          222,281
                                                                                           ---------

       Cash flows from investing activities:

                Purchase of equipment                                                        (59,532)
                Purchase of license agreement                                               (600,000)
                                                                                           ---------

                         Net cash used in investing activities                              (659,532)
                                                                                           ---------

       Cash flows from financing activities:

                Proceeds from issuance of common stock                                        25,000
                Proceeds from issuance of preferred stock                                    800,000
                                                                                           ---------

                         Net cash provided by financing activities                           825,000
                                                                                           ---------

                         Net increase in cash and cash equivalents                           387,749

       Cash and cash equivalents at beginning of period                                            0
                                                                                           ---------

       Cash and cash equivalents at end of period                                          $ 387,749
                                                                                           =========

       Supplemental disclosure of cash flow information:
             Cash paid during the period for:
                Interest                                                                   $    --
                Income tax                                                                 $    --

       Supplemental disclosure of noncash information:
             Payment for portion of license acquired with preferred stock                  $ 220,000

   The accompanying notes are an integral part of these financial statements.

                               LIMBEX CORPORATION
                                 MARCH 31, 1996
                          NOTES TO FINANCIAL STATEMENTS


NOTE  1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Limbex Corporation ("the Company") was incorporated as a California corporation on May 5, 1995. and adopted a fiscal year end of March 31. The Company derives revenue from the sale of intelligent agent search technology under software development contracts, as well as providing related ancillary services.

CASH AND CASH EQUIVALENTS

The Company considers investments with original maturities of three months or less to be cash equivalents.

EQUIPMENT

Equipment is carried at cost. Depreciation of equipment is provided by the straight-line method over the estimated useful lives of the related assets, estimated to be three years.

REVENUE RECOGNITION

Software development revenue is recognized on a straight-line basis over the contracted period of development. The Company recognizes non-refundable, non-recoupable royalties as revenue when received.

INCOME TAX

The Company accounts for income taxes in accordance with SFAS No. 109 "Accounting for Income Taxes" ("FAS 109").

STOCK BASED COMPENSATION

In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123 will be effective for fiscal years beginning after December 15, 1995, and will require that the Company either recognize in its financial statements costs related to its employee stock-based compensation plans, such as stock option and stock purchase plans, or make pro forma disclosures of such costs in a footnote to the financial statements.

The Company expects to continue to use the intrinsic value-based method of Accounting Principles Board Opinion No. 25, as allowed under SFAS No. 123, to account for all of its employee stock-based compensation plans. Therefore, in its financial statements for the year ended March 31, 1997, the Company will make the required pro forma disclosures in a footnote to the financial statements. SFAS No. 123 is not expected to have a material effect on the Company's results of operations or financial position.

USE OF ESTIMATES

Company management has made a number of estimates and assumptions relating to the reporting of assets and liabilities in conformity with generally accepted accounting principles. Actual results could differ from these estimates.



NOTE 2.  LICENSE

The license represents rights to technology used to develop the initial version of the Company's product. The Company paid $600,000 and issued 884,422 shares of Series B Preferred Stock, valued at $220,000. In addition, the Company has future royalty commitments based on the Company's revenues. The Company is amortizing this license on the straight-line basis over the license term, 30 months, as research and development. Accumulated amortization at March 31, 1996 was $300,666.

NOTE 3.  SHAREHOLDERS' EQUITY

Series A Preferred Stock - The Company issued 800,000 shares of Series A Preferred Stock and a Warrant to purchase 100,000 shares of Common Stock of the Company for $1.00 per share. The warrant expires on May 8, 2000. The Series A Preferred Stock has a stated value and liquidation preference of $1 per share. In the event of liquidation, holders of Series A Preferred Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital, surplus or earnings, an amount equal to $1 for each share of Series A Preferred Stock before any payment shall be made or assets distributed on any other class or series of the Company's capital stock, including without limitation the Series B Preferred Stock or Common Stock.

Series B Preferred Stock - The Company issued 884,422 outstanding shares of Series B Preferred Stock, valued at $220,000, in connection with the acquisition of a license. In the event of liquidation, after payment or distribution to the holders of Series A Preferred Stock of the full amounts due, the remaining assets of the Company available for distribution to shareholders shall be distributed ratably among the holders of Series B Preferred Stock and Common Stock then outstanding (treating the Series B Preferred Stock as if converted into Common Stock).

Each share of Preferred Stock (Series A and B) shall be convertible into the number of shares of Common Stock which results from dividing $1.00 by the Conversion Price for such series of Preferred Stock in effect at the time of conversion. The initial conversion price per share for the Series A and Series B Preferred Stock shall be $1.00, subject to certain adjustments.

Common Stock - The Company issued 2,235,176 shares of Common Stock to the founders for no consideration. The Company issued 100,502 shares to a board member for $25,000.

NOTE 4.  STOCK OPTIONS AND WARRANTS

During the fiscal year, the Company adopted The Limbex Corporation 1995 Stock Option Plan (the "Plan"). The Plan provides for employees to purchase shares of the Common Stock of the Company pursuant to options that will qualify as incentive stock options. In addition, employees, directors, consultants or other persons may purchase shares of Common Stock of the Company pursuant to non-qualified stock options. The aggregate combined number of shares of the Company's Common Stock made subject to options granted under the Plan during the term hereof, to all recipients in total shall not exceed one million shares.

Under the terms of the Plan, options shall expire no later than ten years from the date on which the option is granted. Each option shall be exercisable during the period prior to its expiration date in such installments as the Board of Directors or Committee shall determine. In the event of a change in control, all options will become fully vested. Incentive stock options are granted at 100% of fair market value. During the fiscal year, the Company granted 186,000 incentive stock options at an exercise price of $0.25 per share. In addition, the Company granted 20,000 non-qualified stock options at an exercise price of $0.25 per share. No options have been canceled or exercised and none of the outstanding options are exercisable at March 31, 1996.

NOTE 5.  INCOME TAXES

FAS 109 requires the use of the liability method of accounting for deferred income taxes. The deferred income taxes at March 31, 1996 amounted to $95,000 for which a full valuation allowance was provided. The deferred tax assets consisted of the tax effect of future reversal of temporary differences, resulting primarily from revenue from certain royalty and software development agreements, which was not recognized for book purposes. Recognition of the deferred tax assets is dependent on a number of factors, including the timing of reversal of the temporary differences and an assessment of the future realizability of the deferred tax assets.

The actual income tax benefit differs from the "expected" income tax benefit computed by applying the effective Federal income tax rate of 34% to loss before taxes as follows (in thousands):

                Expected income tax benefit                                 $(81,000)
                State income taxes, net of Federal income tax benefit        (14,000)
                Valuation allowance                                           95,000
                                                                            --------

                    Income tax benefit                                      $     --
                                                                            ========

       Deferred tax assets are comprised of the following:

                Deferred revenue                                            $ 18,000
                Net operating loss carryforward                               77,000
                                                                            --------

                       Gross deferred tax assets                              95,000

                Valuation allowance                                           95,000
                                                                            --------
                       Total net deferred tax assets                          $   --
                                                                            ========

The Company has a federal net operating loss carryforward of $77,000 expiring in 2011.

The Company believes sufficient uncertainty exists regarding the realizability of the deferred tax assets such that a full valuation allowance is required.

NOTE 6.  RELATED PARTY TRANSACTIONS

Currently all of the Company's revenue is derived from a software development agreement with the owner of the Series A Preferred Stock and warrant. At March 31, 1996, there was $45,500 of deferred revenue relating to the software development agreement. In July 1996, the warrant was exercised and 100,000 shares of Common Stock were issued for $100,000.

The owner of the Series A Preferred Stock is providing certain facilities, equipment and staff to the Company in connection with performance of the Company's obligations under the terms of the software development agreement. In addition, the owner of the Series A Preferred Stock is obligated to pay minimum royalties to the Company in addition to a $400,000 advance that was paid to the Company in January 1996.

NOTE 7.  SUBSEQUENT EVENTS

On July 31, 1996, 150,000 shares of Common Stock of the Company were issued in exchange for the termination of certain future royalty obligations of the Company, the release of certain claims and cross-licensing obligations, and acquisition of technology currently licensed to the Company.

Agreement and Plan of Reorganization: The Company executed an Agreement and Plan of Reorganization on August 14, 1996. The Agreement states that the owner of the Series A Preferred Stock (Quarterdeck) will acquire all outstanding Common Stock not owned, options to acquire Common Stock and Series B Preferred Stock. As a result of this transaction Quarterdeck will own 100% of the Company.

The following will be issued in exchange for the Company's Common Stock, options to acquire Common Stock and Series B Preferred Stock:

(i) The 150,000 shares of Common Stock issued in July 1996 shall be converted into the number of shares of Quarterdeck Common Stock equal to $610,526 divided by the average closing sales price of Quarterdeck Common Stock for the period of five trading days ending on the trading day two trading days prior to the closing date, (ii) all of the issued and outstanding shares of Series B Preferred Stock shall automatically be converted into the right to receive $3,599,753 from Quarterdeck on the first anniversary of the closing date, which may be paid, at Quarterdeck's option, in cash or in Quarterdeck Common Stock,
(iii) the 100,502 shares of Common Stock owned by the Board member shall automatically be converted into the right to receive (a) 34,984 shares of Quarterdeck Common Stock on the closing date, and (b) cash in an amount equal to the fair market value of 18,838 shares of Quarterdeck Common Stock based upon the average closing sales price of Quarterdeck Common Stock for the period of five trading days ending on the trading day two trading days prior to the closing date. This cash amount is due no later than January 31, 1997, and (iv) the 2,235,176 shares of Common Stock issued to the founders shall be converted into the right to receive 1,197,009 shares of Quarterdeck Common Stock at the date a Registration Statement including such shares is declared effective.

Each option to acquire Common Stock of the Company shall be assumed by Quarterdeck at the closing and shall become an option to acquire 0.53553237 of a share of Quarterdeck Common Stock for each share of the Company's Common Stock previously subject to the Option at an exercise price equal to the exercise price per share of the Company Common Stock divided by .53553237. Approximately 110,000 options to acquire Quarterdeck Common Stock shall be issued. The options to acquire shares of Quarterdeck Common Stock shall be (x) (A) in the case of the Company options that qualified as incentive stock options, incentive stock options of Quarterdeck, (B) in the case of the Company options that are non-qualified stock options, non-qualified stock options of Quarterdeck, (y) fully vested at the assumption and (z) issued under Quarterdeck's Amended and Restated 1990 Stock Incentive Plan.

The Company has recorded Accrued Acquisition Costs of $65,600 relating to this acquisition.

                               LIMBEX CORPORATION
                       UNAUDITED CONDENSED BALANCE SHEETS
                             (AMOUNTS IN THOUSANDS)

                                     ASSETS

                                                                      JUNE 30,        MARCH 31,
                                                                        1996            1996
                                                                      --------        ---------
Current assets:
      Cash and short-term investments                                  $   24        $  388
      Receivable from related party                                        35            --
      Other current assets                                                  1             4
                                                                       ------        ------

               Total current assets                                        60           392

      Technology license, net of amortization                             437           519
      Equipment, net of accumulated depreciation                           59            48
                                                                       ------        ------

                                                                       $  556        $  959
                                                                       ------        ======

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
      Accounts payable                                                 $   56        $   13
      Accrued liabilities                                                  94            93
      Deferred revenue                                                     33            46
                                                                       ------        ------

               Total current liabilities                                  183           152

Shareholders' equity:
      Series A preferred stock - $0.00001 par value,
            (authorized: 800,000 shares, issued and outstanding:
            800,000 shares)                                                --            --
      Series B preferred stock - $0.00001 par value,
            (authorized: 884,422 shares, issued and outstanding:
            884,422 shares)                                                --            --
      Common stock - $0.00001 par value,
           (authorized: 10,000,000 shares; issued
           and outstanding: 2,335,678 shares)                              --            --
      Additional paid-in-capital                                        1,045         1,045
      Accumulated deficit                                                (672)         (238)
                                                                       ------        ------

               Total shareholders' equity                                 373           807
                                                                       ------        ------

               Total liabilities and shareholders' equity              $  556        $  959
                                                                       ======        ======

The accompanying notes are an integral part of these unaudited condensed financial statements.

                               LIMBEX CORPORATION
                  UNAUDITED CONDENSED STATEMENTS OF OPERATIONS
                             (Amounts in thousands)



                                                    THREE MONTHS ENDED     MAY 5, 1995 (Inception)
                                                         JUNE 30,               THROUGH JUNE 30,
                                                           1996                     1995
                                                           -----                    ----


Revenues                                                 $ 157                      $145
                                                         -----                      ----

Operating expenses:
         Research and development                          349                        97
         Sales and marketing                                43                         6
         General and administrative                        199                        89
                                                         -----                      ----

         Total operating expenses                          591                       192
                                                         -----                      ----

Operating  loss                                           (434)                      (47)
Interest income, net                                         2                         1
                                                         -----                      ----

Loss before income taxes                                  (432)                      (46)
Provision (benefit) for income taxes                        (2)                       --
                                                         -----                      ----

Net loss                                                 $(434)                     $(46)
                                                         =====                      ====


The accompanying notes are an integral part of these unaudited condensed financial statements

                               LIMBEX CORPORATION
                  UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS
                             (Amounts in thousands)


                                                                       THREE MONTHS ENDED       MAY 5, 1995 (Inception)
                                                                             JUNE 30,              THROUGH JUNE 30,
                                                                               1996                     1995
                                                                              -----                     ----
Cash flows from operating activities:

      Net loss                                                                    $(434)                   $ (46)
                                                                                  -----                    -----
      Adjustments to reconcile net loss to net
         cash (used) provided by operating activities:
         Depreciation of equipment                                                    5                        1
         Amortization of capitalized license agreement                               82                       55
      Changes in assets and liabilities:
               Receivable from related party                                        (35)
               Other current assets                                                   3
               Accounts payable                                                      43                       30
               Accrued liabilities                                                    1
               Deferred revenue                                                     (13)                     181
                                                                                  -----                    -----
                  Total adjustments                                                  86                      267
                                                                                  -----                    -----
                  Net cash (used) provided by operating  activities                (348)                     221
                                                                                  -----                    -----

Cash flows from investing activities:

         Capital expenditures                                                       (16)                     (34)
         Capitalized technology license - cash portion                               --                     (100)
                                                                                  -----                    -----
                  Net cash used in investing activities                             (16)                    (134)
                                                                                  -----                    -----

Cash flows from financing activities:
         Proceeds from issuance of preferred stock                                   --                      200
         Proceeds from issuance of common stock                                      --                       25
                                                                                  -----                    -----
                  Net cash provided by financing activities                          --                      225
                                                                                                           -----

                  Net increase (decrease) in cash and cash equivalents             (364)                     312
                  Cash and cash equivalents at beginning of period                  388                       --
                                                                                  -----                    -----
                  Cash and cash equivalents at end of period                      $  24                    $ 312
                                                                                  =====                    =====

Supplemental disclosure of cash flow information:
      Cash paid during the period for:
         Interest                                                                 $   --                   $  --
         Income tax                                                               $   --                   $  --
      Non-cash transaction:
Supplemental disclosure of non-cash flow information:
      Payment for portion of license acquired with preferred stock                $   --                   $ 220
      Payment for portion of license acquired with Note payable                   $   --                   $ 500
      Receivable for deferred issuance of Seies A Preferred stock                 $   --                   $ 600


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE UNAUDITED CONDENSED FINANCIAL STATEMENTS.

                               LIMBEX CORPORATION
                                  JUNE 30, 1996
                          NOTES TO FINANCIAL STATEMENTS


NOTE  1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Limbex Corporation ("the Company") was incorporated as a California corporation on May 5, 1995. and adopted a fiscal year end of March 31. The Company derives revenue from the sale of intelligent agent search technology under software development contracts, as well as providing related ancillary services.

CASH AND CASH EQUIVALENTS

The Company considers investments with original maturities of three months or less to be cash equivalents.

EQUIPMENT

Equipment is carried at cost. Depreciation of equipment is provided by the straight-line method over the estimated useful lives of the related assets, estimated to be three years.

REVENUE RECOGNITION

Software development revenue is recognized on a straight-line basis over the contracted period of development. The Company recognizes non-refundable, non-recoupable royalties as revenue when received.

INCOME TAX

The Company accounts for income taxes in accordance with SFAS No. 109 "Accounting for Income Taxes" ("FAS 109").

STOCK BASED COMPENSATION

In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123 will be effective for fiscal years beginning after December 15, 1995, and will require that the Company either recognize in its financial statements costs related to its employee stock-based compensation plans, such as stock option and stock purchase plans, or make pro forma disclosures of such costs in a footnote to the financial statements.

The Company expects to continue to use the intrinsic value-based method of Accounting Principles Board Opinion No. 25, as allowed under SFAS No. 123, to account for all of its employee stock-based compensation plans. Therefore, in its financial statements for the year ended March 31, 1997, the Company will make the required pro forma disclosures in a footnote to the financial statements. SFAS No. 123 is not expected to have a material effect on the Company's results of operations or financial position.

USE OF ESTIMATES

Company management has made a number of estimates and assumptions relating to the reporting of assets and liabilities in conformity with generally accepted accounting principles. Actual results could differ from these estimates.


NOTE 2.  LICENSE

The license represents rights to technology used to develop the initial version of the Company's product. The Company paid $600,000 and issued 884,422 shares of Series B Preferred Stock, valued at $220,000. In addition, the Company has future royalty commitments based on the Company's revenues. The Company is amortizing this license on the straight-line basis over the license term, 30 months, as research and development. Accumulated amortization at June 30, 1996 was $382,666.

NOTE 3.  SHAREHOLDERS' EQUITY

Series A Preferred Stock - The Company issued 800,000 shares of Series A Preferred Stock and a Warrant to purchase 100,000 shares of Common Stock of the Company for $1.00 per share. The warrant expires on May 8, 2000. The Series A Preferred Stock has a stated value and liquidation preference of $1 per share. In the event of liquidation, holders of Series A Preferred Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital, surplus or earnings, an amount equal to $1 for each share of Series A Preferred Stock before any payment shall be made or assets distributed on any other class or series of the Company's capital stock, including without limitation the Series B Preferred Stock or Common Stock.

Series B Preferred Stock - The Company issued 884,422 outstanding shares of Series B Preferred Stock, valued at $220,000, in connection with the acquisition of a license. In the event of liquidation, after payment or distribution to the holders of Series A Preferred Stock of the full amounts due, the remaining assets of the Company available for distribution to shareholders shall be distributed ratably among the holders of Series B Preferred Stock and Common Stock then outstanding (treating the Series B Preferred Stock as if converted into Common Stock).

Each share of Preferred Stock (Series A and B) shall be convertible into the number of shares of Common Stock which results from dividing $1.00 by the Conversion Price for such series of Preferred Stock in effect at the time of conversion. The initial conversion price per share for the Series A and Series B Preferred Stock shall be $1.00, subject to certain adjustments.

Common Stock - The Company issued 2,235,176 shares of Common Stock to the founders for no consideration. The Company issued 100,502 shares to a board member for $25,000.

NOTE 4.  STOCK OPTIONS AND WARRANTS

During the fiscal year, the Company adopted The Limbex Corporation 1995 Stock Option Plan (the "Plan"). The Plan provides for employees to purchase shares of the Common Stock of the Company pursuant to options that will qualify as incentive stock options. In addition, employees, directors, consultants or other persons may purchase shares of Common Stock of the Company pursuant to non-qualified stock options. The aggregate combined number of shares of the Company's Common Stock made subject to options granted under the Plan during the term hereof, to all recipients in total shall not exceed one million shares.

Under the terms of the Plan, options shall expire no later than ten years from the date on which the option is granted. Each option shall be exercisable during the period prior to its expiration date in such installments as the Board of Directors or Committee shall determine. In the event of a change in control, all options will become fully vested. Incentive stock options are granted at 100% of fair market value. During the fiscal year ended March 31, 1996 the Company granted 186,000 incentive stock options at an exercise price of $0.25 per share. In addition, the Company granted 20,000 non-qualified stock options at an exercise price of $0.25 per share. No options have been canceled or exercised and none of the outstanding options are exercisable at June 30, 1996.

NOTE 5.  RELATED PARTY TRANSACTIONS

Currently all of the Company's revenue is derived from a software development agreement with the owner of the Series A Preferred Stock and warrant. At June 30, 1996, there was $33,000 of deferred revenue and a $35,000 receivable relating to the software development agreement. In July 1996, the warrant was exercised and 100,000 shares of Common Stock were issued for $100,000.

The owner of the Series A Preferred Stock is providing certain facilities, equipment and staff to the Company in connection with performance of the Company's obligations under the terms of the software development agreement. In addition, the owner of the Series A Preferred Stock is obligated to pay minimum royalties to the Company in addition to a $400,000 advance that was paid to the Company in January 1996.

NOTE 6.  SUBSEQUENT EVENTS

On July 31, 1996, 150,000 shares of Common Stock of the Company were issued in exchange for the termination of certain future royalty obligations of the Company, the release of certain claims and cross-licensing obligations, and acquisition of technology currently licensed to the Company.

Agreement and Plan of Reorganization: The Company executed an Agreement and Plan of Reorganization on August 14, 1996. The Agreement states that the owner of the Series A Preferred Stock (Quarterdeck) will acquire all outstanding Common Stock not owned, options to acquire Common Stock and Series B Preferred Stock. As a result of this transaction Quarterdeck will own 100% of the Company.

The following will be issued in exchange for the Company's Common Stock, options to acquire Common Stock and Series B Preferred Stock:

(i) The 150,000 shares of Common Stock issued in July 1996 shall be converted into the number of shares of Quarterdeck Common Stock equal to $610,526 divided by the average closing sales price of Quarterdeck Common Stock for the period of five trading days ending on the trading day two trading days prior to the closing date, (ii) all of the issued and outstanding shares of Series B Preferred Stock shall automatically be converted into the right to receive $3,599,753 from Quarterdeck on the first anniversary of the closing date, which may be paid, at Quarterdeck's option, in cash or in Quarterdeck Common Stock,
(iii) the 100,502 shares of Common Stock owned by the Board member shall automatically be converted into the right to receive (a) 34,984 shares of Quarterdeck Common Stock on the closing date, and (b) cash in an amount equal to the fair market value of 18,838 shares of Quarterdeck Common Stock based upon the average closing sales price of Quarterdeck Common Stock for the period of five trading days ending on the trading day two trading days prior to the closing date. This cash amount is due no later than January 31, 1997, and (iv) the 2,235,176 shares of Common Stock issued to the founders shall be converted into the right to receive 1,197,009 shares of Quarterdeck Common Stock at the date a Registration Statement including such shares is declared effective.

Each option to acquire Common Stock of the Company shall be assumed by Quarterdeck at the closing and shall become an option to acquire 0.53553237 of a share of Quarterdeck Common Stock for each share of the Company's Common Stock previously subject to the Option at an exercise price equal to the exercise price per share of the Company Common Stock divided by .53553237. Approximately 110,000 options to acquire Quarterdeck Common Stock shall be issued. The options to acquire shares of Quarterdeck Common Stock shall be (x) (A) in the case of the Company options that qualified as incentive stock options, incentive stock options of Quarterdeck, (B) in the case of the Company options that are non-qualified stock options, non-qualified stock options of Quarterdeck, (y) fully vested at the assumption and (z) issued under Quarterdeck's Amended and Restated 1990 Stock Incentive Plan.

The Company has recorded Accrued Acquisition Costs of $65,600 relating to this acquisition.

              QUARTERDECK CORPORATION, VERTISOFT SYSTEMS, INC. AND
                               LIMBEX CORPORATION
          UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS


         The following Unaudited Pro Forma Condensed Combining Balance Sheet as of June 30, 1996 and the Unaudited Pro Forma Condensed Combining Statement of Operations for the nine months ended June 30, 1996 has been prepared giving effect to the acquisitions of Vertisoft Systems, Inc. ("Vertisoft"), and of Limbex Corporation ("Limbex") by Quarterdeck Corporation ("Quarterdeck"). The Unaudited footnotes that follow include a restatement of common shares outstanding and earnings per share for the fiscal years ended September 30, 1995, 1994 and 1993, giving effect to the issuance of 3,500,000 common shares in connection with the acquisition of Vertisoft but does not include the results of operations of Vertisoft or of Limbex, nor the shares issued in the Limbex purchase, as those results are immaterial to Quarterdeck.

         On July 18, 1996, Quarterdeck acquired 100% of the common stock of Vertisoft in exchange for 3,500,000 shares of Quarterdeck Common Stock. This transaction has been accounted for as a pooling of interests, and, as a result, the unaudited pro forma condensed combining financial statements are presented as if the combining companies had been combined commencing October 1, 1995. The retained earnings of Vertisoft as of September 30, 1995 and results of operations for the year ended September 30, 1995 and prior are immaterial to Quarterdeck. Accordingly, the financial statements prior to October 1, 1995 have not been restated to reflect such financial statements of Vertisoft. However, the number of shares issued in the Vertisoft pooling of interests is material to Quarterdeck for all periods. Therefore, the number of common shares outstanding and earnings per share have been restated (see Note 7) for all periods after October 1, 1992, to reflect the 3,500,000 shares issued in such transaction.

         On August 14, 1996, Quarterdeck consummated the acquisition of the remaining shares of Limbex not already owned, pursuant to the terms of an Agreement and Plan of Reorganization, dated as of August 13, 1996 (the "Reorganization Agreement"), by and among the Company, Limbex, and the shareholders of Limbex (the "Shareholders"). Prior to such acquisition, Quarterdeck owned approximately 20% of the outstanding capital stock of Limbex. Limbex is the developer of the WebCompass product line. In connection with the Merger, all of the outstanding shares of common stock of Limbex were converted into 1,309,890 shares of common stock of the Company (all of which are expected to be issued in the quarter ending September 30, 1996) and approximately $150,000 (which is expected to be paid in January of 1997.) In addition, the outstanding shares of preferred stock of Limbex were converted into the right to receive $3,599,753 from the Company on August 14, 1997 (the "Preferred Consideration Date"), which may be paid, at the Company's option, in cash, a number of shares of common stock of the Company equal to $3,599,753 divided by the average closing sales price of common stock of the Company for the period of five trading days ending on the trading day two trading days prior to the Preferred Consideration Date, or a combination of cash and shares of the Company's common stock. The Company also assumed vested options to purchase 102,991 of the shares of the Company's common stock. This transaction is accounted for as a purchase and the results of operations and financial position of Limbex will be consolidated with the Company as of the purchase date. The Pro forma presentation that follows combining the results from Limbex since October 1, 1995 with those of the Company is presented for the readers' information only. A Pro-forma statement of operations for the year ended September 30, 1995 has not been presented as Limbex commenced operations in May of 1995 and such results are immaterial.

                             QUARTERDECK CORPORATION
              UNAUDITED PRO FORMA CONDENSED COMBINING BALANCE SHEET
                               AS OF JUNE 30, 1996
                             (AMOUNTS IN THOUSANDS)

                                     ASSETS

                                                                                                        POOLING        RESTATED
                                                                     QUARTERDECK      VERTISOFT       ADJUSTMENTS     HISTORICAL
                                                                      HISTORICAL      HISTORICAL         (NOTE 5)       POOLED
                                                                      -----------     ----------      -----------     -----------
Current assets:
      Cash and short-term investments                                 $ 14,409        $  2,826         $     --         $ 17,235
      Trade accounts receivable                                         12,623             310             (750)ii        12,183
      Deferred tax assets                                                4,515             920             (530)i          4,905
      Refundable income taxes                                            3,284             170               --            3,454
      Inventories                                                        3,376             110               --            3,486
      Other current assets                                               5,021              --               --            5,021
                                                                      --------        --------         --------          -------

      Total current assets                                              43,228           4,336           (1,280)          46,284

      Building, net of accumulated depreciation                          8,720              --               --            8,720
      Equipment and leasehold improvements                              11,897              74                            11,971
      Capitalized software costs                                         4,433              --                             4,433
      Other assets                                                       8,795               2                             8,797
                                                                      --------        --------         --------          -------
                                                                      $ 77,073        $  4,412         $ (1,280)         $80,205
                                                                      ========        ========         ========          =======

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
      Accounts payable                                                $  7,855        $  1,154         $     --         $  9,009
      Accrued liabilities                                               15,331           2,983             (750)ii        17,564
      Current portion of long-term obligations                              17              --                                17
      Loan payable to bank                                               2,000                                             2,000
      Accrued acquisition, restructuring and
        other charges                                                    3,380              --                             3,380
                                                                      --------        --------         --------          -------

      Total current liabilities                                         28,583           4,137             (750)          31,970

      6% Convertible notes, due March 31, 2001                          25,000              --                            25,000
      Long-term obligations, less current portion                          114              --                               114
                                                                      --------        --------         --------          -------

                                                                        53,697           4,137             (750)          57,084
Stockholders' equity:  (see Note 5)
      Preferred stock                                                       --              --               --               --
      Common stock                                                          31              44              (40)iii           35
      Treasury stock                                                      (559)             --               --             (559)
      Additional paid-in capital                                        49,673              --               40 iii       49,713
      Retained earnings                                                (25,185)            231             (530)         (25,484)
      Foreign currency translation adjustment                             (584)             --                              (584)
                                                                      --------        --------         --------          -------

      Total stockholders' equity                                        23,376             275             (530)          23,121
                                                                      --------        --------         --------          -------

                                                                      $ 77,073        $  4,412         $ (1,280)         $80,205
                                                                      ========        ========         ========          =======

       See notes to unaudited pro forma condensed combining balance sheet

                             QUARTERDECK CORPORATION
              UNAUDITED PRO FORMA CONDENSED COMBINING BALANCE SHEET
                               AS OF JUNE 30, 1996
                             (AMOUNTS IN THOUSANDS)

                                                ASSETS

                                                     RESTATED                  PURCHASE
                                                    HISTORICAL     LIMBEX     ADJUSTMENTS   PRO FORMA
                                                      POOLED     HISTORICAL    (NOTE 5)     COMBINED
                                                      ------     ----------    --------     --------
Current assets:
      Cash and short-term investments               $ 17,235      $   24      $    --       $ 17,259
      Trade accounts receivable                       12,183          35           --         12,218
      Deferred tax asset                               4,905          --           --          4,905
      Refundable income taxes                          3,454          --           --          3,454
      Inventories                                      3,486          --           --          3,486
      Other current assets                             5,021           1         (400) B       4,622
                                                    --------      ------      -------       --------
      Total current assets                            46,284          60         (400)        45,944

      Building                                         8,720                                   8,720
      Equipment and leasehold improvements            11,971          59                      12,030
      Capitalized software costs                       4,433         437          904  E       5,774
      Other intangible assets                                                     328  E         328
      Cost in excess of net assets acquired - net                              14,861  A
                                                                                1,336  B
                                                                              (13,353) E
                                                                                 (373) D       2,471
      Other assets                                     8,797                     (936) B       7,861
                                                    --------      ------      -------       --------
                                                    $ 80,205      $  556      $ 2,367       $ 83,128
                                                    ========      ======      =======       ========

                                LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
      Accounts payable                              $  9,009      $   56      $    --       $  9,065
      Accrued liabilities                             17,564          41        3,240  A
                                                                                  148  A
                                                                                  342  C      21,335
      Current portion of long-term obligations            17          --                          17
      Loan payable to bank                             2,000          --                       2,000
      Accrued acquisition, restructuring and
        other charges                                  3,380          86                       3,466
                                                    --------      ------      -------       --------

      Total current liabilities                       31,970         183        3,730         35,883

      6% Convertible notes, due March 31, 2001        25,000          --                      25,000
      Long-term obligations, less current portion        114          --                         114
                                                    --------      ------      -------       --------
                                                      57,084         183        3,730         60,997
Stockholders' equity:
      Preferred stock (authorized: 2,000 shares)                                                  --
      Common stock (authorized: 50,000 shares)            35                        1  A          36
      Treasury stock                                    (559)         --                        (559)
      Additional paid-in capital                      49,713       1,045       11,130  A
                                                                               (1,045) D      60,843
      Retained earnings                              (25,484)       (672)         672  D
                                                                              (12,121) E     (37,605)
      Foreign currency translation adjustment           (584)         --                        (584)
                                                    --------      ------      -------       --------
      Total stockholders' equity                      23,121         373       (1,363)        22,131
                                                    --------      ------      -------       --------
      Total liabilities and stockholders' equity    $ 80,205      $  556        2,367       $ 83,128
                                                    ========      ======      =======       ========

       See notes to unaudited pro forma condensed combining balance sheet

                            QUARTERDECK CORPORATION
                         UNAUDITED PRO FORMA CONDENSED
                       COMBINING STATEMENT OF OPERATIONS
                    FOR THE NINE MONTHS ENDED JUNE 30, 1996
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                 RESTATED
                                               QUARTERDECK     VERTISOFT        POOLING         HISTORICAL
                                               HISTORICAL      HISTORICAL     ADJUSTMENTS        COMBINED
Net revenues                                    $105,683        $ 7,676                         $113,359
Cost of revenues                                  36,045          2,285                           38,330
                                                --------        -------        -----            --------

      Gross margin                                69,638          5,391                           75,029

Operating expenses:
      Research and development                    15,875             76                           15,951
      Sales and marketing                         48,253          4,243                           52,496
      General and administrative                  20,907          2,396                           23,303
      Restructuring and acquisition costs          9,130             --                            9,130
                                                --------        -------        -----            --------

      Total operating expenses                    94,165          6,715                          100,880
                                                --------        -------        -----            --------

Operating loss                                   (24,527)        (1,324)                         (25,851)

Other income, net                                  1,718             44                            1,762
                                                --------        -------        -----            --------


Loss before income taxes                         (22,809)        (1,280)                         (24,089)
Provision (Benefit) for income taxes              (3,431)          (512)         145              (3,798)
                                                --------        -------        -----            --------


Net income (loss)                               $(19,378)       $  (768)       $(145)           $(20,291)
                                                ========        =======        =====            ========

Net income (loss) per share:                    $  (0.62)                                       $  (0.58)
                                                ========                                        ========

Shares used to compute net loss
  per share:                                      31,421          3,500                           34,921
                                                ========        =======                         ========


  SEE NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS

                             QUARTERDECK CORPORATION
                          UNAUDITED PRO FORMA CONDENSED
                        COMBINING STATEMENT OF OPERATIONS
                     FOR THE NINE MONTHS ENDED JUNE 30, 1996
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                 RESTATED
                                                HISTORICAL       LIMBEX        PURCHASE          PRO FORMA
                                                 COMBINED      HISTORICAL     ADJUSTMENTS        COMBINED
                                                 --------      ----------     -----------        --------
Net revenues                                    $113,359        $  921            (921) K        $113,359
Cost of revenues                                  38,330           246             226  G          38,802
                                                --------        ------        --------           --------

      Gross margin                                75,029           675          (1,147)            74,557

Operating expenses:
      Research and development                    15,951           522                             16,473
      Sales and marketing                         52,496            70                             24,150
      General and administrative                  23,303           530             317  F          24,150
      Restructuring and acquisition costs          9,130            --                              9,130
      Acquired research & development                 --            --          12,121  J          12,121
                                                --------        ------        --------           --------
      Total operating expenses                   100,880         1,122          12,438            114,440
                                                --------        ------        --------           --------

Operating loss                                   (25,851)         (447)        (13,585)           (39,883)

Other income, net                                  1,762            11            (270) H           1,503
                                                --------        ------        --------           --------


Loss before income taxes                         (24,089)         (436)        (13,855)           (38,380)
Provision (Benefit) for income taxes              (3,798)            2                             (3,796)
                                                --------        ------        --------           --------


Net loss                                        $(20,291)       $ (438)       $(13,855)          $(34,584)
                                                ========        ======        ========           ========


Net loss per share:                             $  (0.58)                                        $  (0.95)
                                                ========                                         ========


Shares used to compute net loss
  per share:                                      34,921         1,310                             36,231
                                                ========        ======                           ========



  SEE NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS

                  QUARTERDECK CORPORATION, VERTISOFT AND LIMBEX
                     NOTES TO UNAUDITED PRO FORMA CONDENSED
           COMBINING BALANCE SHEETS AND UNAUDITED PRO FORMA CONDENSED
                       COMBINING STATEMENTS OF OPERATIONS

1. The unaudited pro forma condensed combining balance sheet reflects the financial position of Quarterdeck Corporation together with Vertisoft Systems, Inc. and Limbex Corporation assuming the acquisitions occurred on June 30, 1996.

2. The unaudited pro forma condensed combining statements of operations of Quarterdeck together with Vertisoft Systems, Inc. and Limbex Corporation were prepared as if the acquisitions occurred as of the beginning of the period presented and are not necessarily indicative of operating results which would have been achieved had the acquisition been consummated at the beginning of such period and should not be construed as representative of future operations.

3. The pro forma condensed combining financial statements should be read in conjunction with the 1995 Annual Report on Form 10-K of Quarterdeck, the current report on Form 8-K filed with the Securities and Exchange Commission on June 25, 1996 which updated the financial data contained in the Quarterdeck 1995 Form 10-K giving effect to material acquisitions which occurred after the date of such report on Form 10-K and the Quarterly Report on Form 10-Q of Quarterdeck for the period ended June 30, 1996.

      On July 18, 1996, Quarterdeck acquired Vertisoft in exchange for 3,500,000 shares of Quarterdeck common stock in a transaction which was accounted for as an immaterial pooling of interests. Accordingly, all financial information subsequent to October 1, 1995, has been restated to reflect the combined operations of Vertisoft and Quarterdeck.

      On August 14, 1996, Quarterdeck consummated the acquisition of the remaining shares of Limbex. Prior to such acquisition, Quarterdeck owned approximately 20% of the outstanding capital stock of Limbex. Limbex is the developer of the WebCompass product line. The acquisition of Limbex was accomplished by way of a merger (the "Merger") of a wholly-owned subsidiary of the Company with and into Limbex and as a result of the Merger Limbex became a wholly-owned subsidiary of the Company. In connection with the Merger, all of the outstanding shares of common stock of Limbex were converted into 1,309,890 shares of common stock of the Company (all of which is expected to be issued in the quarter ending September 30, 1996) and approximately $150,000 (which is expected to be paid in January of 1997.) In addition, the outstanding shares of preferred stock of Limbex were converted into the right to receive $3,599,753 from the Company on August 14, 1997 (the "Preferred Consideration Date"), which may be paid, at the Company's option, in cash, a number of shares of common stock of the Company equal to $3,599,753 divided by the average closing sales price of common stock of the Company for the period of five trading days ending on the trading day two trading days prior to the Preferred Consideration Date, or a combination of cash and shares of the Company's common stock. The Company also assumed vested options to purchase 102,991 of the shares of the Company's common stock.

4. Adjustments have been made to reflect the exchange of Vertisoft's common stock as well as the issuance of stock in connection with the purchase of Limbex.

5. Certain adjustments and reclassifications have been made to the Vertisoft and Limbex financial statements in the unaudited pro forma condensed combining financial statements to conform to Quarterdeck presentation and to revalue the Vertisoft deferred tax asset and to reflect the revaluation of the acquired assets and liabilities of Limbex. Management is in the process of reviewing the allocation of the Limbex purchase price and may modify this preliminary allocation.

              Quarterdeck and Vertisoft Pooling adjustments:

     (i) To increase the valuation allowance of the deferred tax asset and to state the asset at its current expected value.

              Prior to acquisition Vertisoft did not have any valuation allowance. Upon acquisition the recognition of the deferred tax asset became less certain due to Quarterdeck's consolidated tax filing requirements. Consequently, a valuation allowance has been recorded to conservatively state the Quarterdeck consolidated deferred tax asset.

     (ii) To reclass Vertisoft's estimated liability for marketing funds due to distributors to a reduction of receivables consistent with Quarterdeck accounting policies.

     (iii)   To properly state the pooled common stock account.

     (iv)    To reduce the tax benefit consistent with (i.) above.

             Quarterdeck and Limbex Purchase adjustments (in thousands):

     A. To record the consideration of $14,861 relating to the acquisition of Limbex as follows: $11,131 for 1,309,890 shares of Quarterdeck stock issued at closing and the assumption of vested options to acquire 102,991 additional shares of Quarterdeck common stock; $148 to be paid at a future date; $3,240, net of a discount of $360, due in August of 1997 which may be paid in cash or shares of stock; $342 for capitalized costs of acquisition.

     B. To reclassify Quarterdeck's prior investment in, and prepaid royalty advance to Limbex.

     C.      To accrue related acquisition costs.

     D.      To eliminate Limbex equity at June 30, 1996.

     E. To allocate the purchase price to; In process research & development (expense) $12,121; Capitalized software costs $904; and Other intangible assets of $328.

     F. To amortize intangible assets on a straight line basis over 2 to 3 years and goodwill on a straight line basis over a period of ten years.

     G. To amortize the capitalized software acquired on a straight line basis over a period of three years.

     H. To record the imputed interest expense associated with the consideration due in August, 1997.

     J.      To expense the In process research & development acquired.

     K.      To eliminate intercompany revenue.

6. The Company will report acquisition and related restructuring costs amounting to approximately $1,200,000 for financial advisory, legal, accounting services, personnel severance and benefits, and other related expenses in connection with the pooling of interests with Vertisoft. These expenses have not been included in the Pro Forma Statements herein but will be expensed during the quarter ending September 30, 1996.

7. The following table is a restatement of common shares outstanding and earnings per share for the fiscal years ended September 30, 1995, 1994 and 1993, giving effect to the issuance of 3,500,000 common shares in connection with the acquisition of Vertisoft. The table does not include the results of operations of Vertisoft or of Limbex, nor the shares issued in the Limbex purchase, as those results are immaterial to Quarterdeck.
      In accordance with Pooling of interests accounting the historical financial statements of Quarterdeck are restated (see Pro forma statements above) to include Vertisoft as of October 1, 1995. Because the shares issued in the Vertisoft pooling are material the number of common shares outstanding as well as earnings (loss) per share are restated to include such shares for all periods presented.

                    QUARTERDECK CORPORATION AND SUBSIDIARIES
                           RESTATED EARNINGS PER SHARE
                      (in thousands, except per share data)


                                           Nine Months Ended     Fiscal Year Ended September 30,
                                           -----------------     -------------------------------
                                             June 30, 1996      1995           1994          1993
                                             -------------      ----           ----          ----
Quarterdeck Historical Net income (loss)       $(19,378)       $11,252       $(4,625)       $10,469

Quarterdeck Historical Shares                    31,421         32,999        28,675         29,721

Quarterdeck Historical Earnings                --------        -------       -------        -------
   per share                                   $  (0.62)       $  0.34       $ (0.16)       $  0.35
                                               ========        =======       =======        =======


Restated net income (loss)                     $ 20,291        $11,252       $(4,625)       $10,469

Shares issued in Vertisoft Pooling                3,500          3,500         3,500          3,500

Restated Shares Outstanding                      34,921         36,499        32,175         33,221

                                               --------        -------       -------        -------
Restated Net income (loss) per share           $  (0.58)       $  0.31       $ (0.14)       $  0.32
                                               ========        =======       =======        =======




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
                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                        QUARTERDECK CORPORATION
                                             (REGISTRANT)






Date:  September 27, 1996                    \s\ King R. Lee
                                             ----------------
                                             King R. Lee
                                             Office of the President,
                                             Director


Date:  September 27, 1996                    \s\ Frank Greico
                                             ----------------
                                             Frank Greico
                                             Sr. Vice President and
                                             Chief Financial Officer




                                       42